SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest reported): October 4, 2006

CONNECTED MEDIA TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-18689	06-1238435
(Commission File Number)	(IRS Employer Identification No.)

80 SW 8th Street, Suite 2230
Miami. FL 33130
(Address of Principal Executive Offices)(Zip Code)

(786) 425-0028
(Registrant’s Telephone Number, Including Area Code)

950 South Pine Island Road
Suite A150-1094
Plantation, Florida33324
(Former Name or Former Address, if Changed Since Last Report)

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FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 4, 2006, our wholly owned subsidiary, NPN Asset Acquisitions, Inc. (“NPNAA”) entered into an Assignment Agreement (the “NBC Assignment”) with NBC-NPN Holding, Inc. (“NBC”) and NewsProNet Interactive, LLC (“NPN”), whereby NBC assigned approximately $2.365 million in secured debt (the “Secured Debt”) against NPN to our subsidiary NPNAA.   Such debt is evidenced by certain promissory notes entered into in 2000 and 2001 by NBC and NPN, and is secured by a Security Agreement dated September 18, 2000.  Pursuant to the NBC Assignment, NPNAA shall have a first priority secured interest in all of the assets of NPN.  In consideration for the assignment of the Secured Debt, NPNAA agreed to enter into a Content License Agreement whereby NBC Universal, Inc. is granted a non-exclusive license to use certain content owned and produced by NPN consisting of audio-visual archived news stories.  As additional consideration for the assignment of the Secured Debt, the parties entered into a Securities Purchase Agreement whereby we agreed to issue 15,000,000 shares of Connected Media Technologies, Inc. common stock to NBC.
Also on October 4, 2006, our subsidiary NPNAA entered into an Assignment Agreement with NPN (the “NPN Assignment”), pursuant to which NPNAA exercised certain security rights with the consent of NPN.  Pursuant to the NPN Assignment, NPNAA agreed, in lieu of immediate foreclosure upon all of the Secured Debt, to accept certain assets of NPN and apply the fair market value of such assets against the balance of the Secured Debt.  Accordingly, NPN assigned to NPNAA all title and interest in certain assets consisting of equipment, accounts and accounts receivable, customer contracts, certain claims or causes of action held by NPN, all intellectual property, and NPN’s complete content video archive consisting of approximately 1,700 finished news stories.  In consideration for such assets, NPNAA agreed to reduce the balance of the Secured Debt to $865,000.  We also agreed to enter into certain employment agreements with four former employees of NPN for positions as Vice Presidents of NPNAA.

NEWSPRONET CONTENT SUMMARY

A leader in converged media content solutions and interactive branding strategies for local broadcasters, NewsProNet’s clients are media companies who use the company’s content and programming strategies to help drive audience to their broadcast and Internet properties.

A partial list of NewsProNet’s current content products are as follows:

SweepsFeed™ --96 special reports topics per year, launched in February 1998.

Heads Up! ™Consumer Health and Money -- A special approach to consumer health and money coverage. Twelve television news segments each month about how Americans can best spend, save, invest and care for themselves with confidence during these changed times. Delivered with split audio to support local talent franchises. A pro-consumer confidence sponsorship opportunity for local advertisers.

Impact Radio News -- Demographically targeted short-form in-depth scripts and actuality service for radio clients. 100+ topics per year, available with companion locally branded web content.

Know More Interactively™ is a companion content brand. The “Know More” program is a licensed co-branded content program used by broadcasters as the catalyst for converting broadcast audience to loyal online visitors and a tool to drive them back to air again. The program elements include: on-air promotion support, internal newscast branding tools, online publishing tools, as well as local advertising sales opportunities, station training and implementation support.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

Pursuant to the terms of the Securities Purchase Agreement, we issued 15,000,000 shares of our common stock to NBC. These shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors.  In addition, NBC had the necessary investment intent as required by Section 4(2) since NBC agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

 ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a) Financial Statements of Business Acquired.

None.

(b) Pro Forma Financial Information.

None

(c) Exhibits.

10.1	Assignment Agreement with NBC
10.2	Content License Agreement with NBC
10.3	Securities Purchase Agreement with NBC
10.4	Assignment Agreement with NPN

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTED MEDIA TECHNOLOGIES, INC.

By: /s/ JEFFREY W. SASS
Jeffrey W. Sass
Chief Executive Officer
and Director

Dated: October 11, 2006